UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Star Equity Holdings, Inc.
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STAR EQUITY HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2026

To the Stockholders of Star Equity Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Star Equity Holdings, Inc. (the “Company”) will be held on May 27, 2026, at 10:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, for the following purposes:

1. To elect seven directors to hold office until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To approve, by advisory vote, the compensation of our named executive officers as disclosed in the proxy statement;

3. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026.

We also will consider and act upon such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record at the close of business on March 31, 2026 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices for at least ten (10) days prior to the Annual Meeting and at the Annual Meeting.

In connection with the Annual Meeting, we have prepared a proxy statement setting out detailed information about the matters that will be covered at the Annual Meeting. We will mail our proxy statement, along with a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, on or about April 30, 2026, to our stockholders of record as of the close of business on March 31, 2026. These materials are also available electronically at www.icomproxy.com/STRRand on our corporate website at www.starequity.com.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement carefully and submit your proxy or voting instructions as soon as possible. To assure your representation at the Annual Meeting, please vote your shares (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible or (2) in person by ballot at the Annual Meeting. You may vote in person if you wish to do so even if you have previously submitted your proxy or voting instructions. Important information about attending the Annual Meeting in person is included in the proxy statement.

For questions about the Annual Meeting, please write to Corporate Secretary, Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870 or call (203) 489-9500.

By Order of the Board of Directors
Old Greenwich, Connecticut	Jeffrey E. Eberwein
Chief Executive Officer
April 30, 2026

PROXY STATEMENT

i

ii

STAR EQUITY HOLDINGS, INC.

53 Forest Avenue, Suite 101

Old Greenwich, Connecticut 06870

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2026

ANNUAL MEETING INFORMATION

The Board of Directors of Star Equity Holdings, Inc. (the “Company”, “we”, “us”, “our”) is soliciting proxies for use at our annual meeting of stockholders (“Annual Meeting”), which will be held on May 27, 2026, at 10:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, and all adjournments or postponements of the Annual Meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the attached Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement (“Proxy Statement”).

This Proxy Statement, proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, were first sent or given to our stockholders as of March 31, 2026 (the “Record Date”) on or about April 30, 2026. If you are a stockholder of record as of the Record Date, you may vote (1) by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope as promptly as possible or (2) in person by ballot at the Annual Meeting. If you hold your shares in a brokerage account or by a bank or other nominee, you must follow the voting procedures provided by your broker, bank or other nominee, which instructions will be included with your proxy materials.

You may revoke your proxy by submitting a new proxy with a later date or by notifying our Corporate Secretary in writing at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

If you submit your proxy over the Internet or by telephone, or you properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you properly complete, sign and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote (i) “FOR” each of the seven nominees for election as directors referred to in this Proxy Statement; (ii) “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; and (iii) “FOR” the ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the Annual Meeting. However, if any other business or matters properly shall come before the Annual Meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such other business or matters.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 31, 2026. Only holders of record of our common stock at the close of business on March 31, 2026 are entitled to vote at the Annual Meeting. On March 31, 2026, there were 3,707,314 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

The holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another date. Whether or not a quorum is present, the Chair of the Annual Meeting will have the power to adjourn the meeting to another date.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, votes withheld and broker non-votes.

Abstentions, Votes Withheld and Broker Non-Votes

Broker Non-Votes

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except for Proposal 3 (the ratification of the appointment of Wolf & Company, P.C. as our independent auditor for 2026), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 3. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting, or vote in person at the Annual Meeting.

Votes Withheld

Under our By-Laws, directors are elected by plurality vote of the shares of the Company’s outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of the nominees.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares present or represented at the meeting for purposes of determining whether a quorum has been achieved. If you “Abstain” from voting on Proposal 2, it will have the same effect as an “Against” vote.

Required Vote

Proposal 1 – Election of directors

The nominees for election as directors will be elected by a plurality of the votes cast by the shares present at the Annual Meeting or represented by proxy and entitled to vote in the election of directors. The seven nominees receiving the highest number of “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote.

Proposal 2 – Advisory vote to approve Named Executive Officer compensation

The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal. While the law requires this advisory vote, the vote will neither be binding on us, the Board, or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, the Board, or the Compensation Committee. However, the views of our stockholders are important to us, and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Executive Compensation,” which discusses in detail our executive compensation program.

Proposal 3 – Ratification of the appointment of the independent registered public accounting firm

The advisory vote on the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the 2026 fiscal year is non-binding, so no specific vote is required. Proposal 3 is approved if a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote support such Proposal. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Abstentions have no effect on Proposal 3. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote in determining the selection of the Company’s independent registered public accounting firm.

Attendance and Voting at the Annual Meeting

If you would like to attend the Annual Meeting in person and vote at the Annual Meeting, you must demonstrate that you were a stockholder on March 31, 2026, and you must bring photo identification with you to the Annual Meeting. If your shares are held through a broker, bank or other nominee, you must bring to the Annual Meeting a legal proxy form and copy of your brokerage account statement, which you can obtain from your broker, bank or other nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you need only bring photo identification with you to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Star Equity Holdings, Inc. 2026 Annual Meeting of Stockholders to be held on May 27, 2026.

Our proxy statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available to stockholders at www.icomproxy.com/STRR and on our corporate website at www.starequity.com.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2026 by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees, and executive officers as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Hannah Bible (1)	1,220	*
Richard K. Coleman, Jr. (1)	15,440	*
Mathew K. Diamond (1)	14,049	*
Mimi K. Drake (2) (3)	28,075	*
Jeffrey E. Eberwein (1) (4)	1,014,796	27.4%
Todd Fruhbeis (3)	6,061	*
Shawn Miles (1)	1,684	*
Connia M. Nelson (2) (3)	26,149	*
Jennifer Palmer (3)	757	*
Louis Parks (3)	3,797	*
Robert G. Pearse (2)(3)	13,301	*
Jacob “Jake” Zabkowicz (1)	45,407	1.2%

All directors, nominees and executive officers as a group (12 persons)	1,170,736	31.6%

*  Denotes less than 1%

(1)   Excludes unvested equity awards granted under the Company’s 2009 Incentive Stock and Awards Plan, as amended and restated, consisting of restricted stock units (“RSUs”) and restricted stock payable in shares of common stock, including 135,456 RSUs for Jacob “Jake” Zabkowicz, 6,889 RSUs for Mathew K. Diamond, 10,651 RSUs for Richard Coleman, 3,607 RSUs for Hannah Bible Hannah’s RSUs, 6,215 RSUs for Shawn Miles, and, for Jeffrey Eberwein, 14,621 shares of unvested restricted stock and 6,750 RSUs.

(2) Excludes 8,333 unvested share units outstanding under the Company’s Director Deferred Share Plan, including 3,243 for Mimi K. Drake, 2,901 for Robert G. Pearse, and 2,189 for Connia M. Nelson.

(3)   Excludes 42,072 share units granted under the Company’s 2009 Incentive Stock and Awards Plan, as amended and restated, which vest on the one-year anniversary of the grant date in connection with the annual meeting retainer.

(4)   Excludes 49,450 shares of common stock underlying immediately exercisable warrants held by Jeffrey Eberwein and 1,536 shares of common stock underlying immediately exercisable warrants held by Richard K. Coleman, Jr.

Other Beneficial Owners

The following table shows the amounts and percentages of our common stock owned beneficially as of March 31, 2026 by each person or group known by us to beneficially own more than 5% of our issued and outstanding shares, other than Mr. Eberwein who is included in the Management and Director’s table above.

	Amount and Nature of Beneficial Ownership(1)
	Voting Power		Investment Power		Aggregate	Percent of Class
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared
Mink Brook Capital GP LLC (2) 201 Summa Street West Palm Beach, FL 33405	—	314,454	—	314,454	314,454	8.5%

(2)	These amounts represent the number of shares beneficially owned as disclosed in the Schedule 13G filed with the SEC on November 14, 2025.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, as amended (the “By-Laws”) provide that all of our directors stand for election on an annual basis. At the Annual Meeting, our stockholders will elect seven directors to hold office until our 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. There are no family relationships among any of our directors, executive officers or nominees.

On August 22, 2025, the Company completed its previously announced acquisition of Star Operating Companies, Inc. (“SOC” or “Star Operating Companies”, formerly known as Star Equity Holdings, Inc.) pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among the Company, SOC and HSON Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time (the “Effective Time”) of the closing of the transaction pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into SOC, with SOC continuing as the surviving corporation of the Merger under the name “Star Operating Companies, Inc.” as a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of common stock of SOC (“SOC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares as set forth in the Merger Agreement) were automatically converted into the right to receive 0.23 shares of Company common stock (“Company Common Stock”) and (ii) each share of preferred stock of SOC (“SOC Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) were automatically converted into the right to receive one (1) share of Company 10% Series A Cumulative Perpetual preferred stock (“Company Preferred Stock”). As a result of the Merger, former SOC common stockholders received approximately 744,291 shares of Company Common Stock for their SOC Common Stock and former SOC Preferred Stock stockholders received approximately 2,690,637 shares of Company Preferred Stock. No fractional shares of Company Common Stock were issued in the Merger, and SOC stockholders became entitled to receive cash in lieu of fractional shares in accordance with the Merger Agreement.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, each award of SOC restricted stock units (“RSUs”) outstanding immediately prior to the Effective Time was converted into Company RSUs issued under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended, in accordance with the Merger Agreement.

At the Effective Time, SOC directors Messrs. Fruhbeis and Parks and Ms. Palmer were elected to the Company’s Board of Directors.

Listed below are the nominees of our Board of Directors for election at the Annual Meeting.

Nominees for Election at the Annual Meeting

Mimi K. Drake, 57, has served as a director since February 2019. Ms. Drake brings to the Board of Directors more than 30 years of experience in the financial services industry, primarily in strategic, operating and client-focused roles. Ms. Drake serves as a Partner and Practice Leader at Cerity Partners, a national wealth management firm. Ms. Drake joined Permit Capital Advisors, the predecessor firm that merged with Cerity Partners, in 2011 and previously served as its President and Co-CEO. Ms. Drake’s career includes executive management roles in asset management companies, where she helped to bring the firms’ strategies to market and scale them successfully. In addition to her career in financial services, Ms. Drake has also spent almost twenty years working to improve diversity and inclusion in financial services. She has served as a Founding Board Member and Chair of the Board of 100 Women in Finance, one of the largest female financial services associations in the world, with more than 25,000 members in 32 global locations. This organization includes decision makers at many of the major global financial services firms, endowments, foundations, pension funds, and private equity firms. Ms. Drake is also a guest lecturer at Wharton’s Advanced Management Social Entrepreneurship program. In addition, she serves on the boards of Thomas Jefferson University and Jefferson Health System. Ms. Drake joined the Board of Directors of Evolution AB in 2021 and serves as a member of its Audit Committee. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Drake should continue to serve as a director of our Company include her expertise in investment and financial services and extensive contacts throughout multiple industries, as well as her passion for improving workplace diversity and inclusion.

Jeffrey E. Eberwein, 55, has served as a director since May 2014. Mr. Eberwein has served as Chief Executive Officer since April 2018, with responsibility for the Company’s growth strategy, operational execution, and overall performance. Mr. Eberwein formerly ran Lone Star Value Management Inc. (“LSVM”), an investment firm he founded in 2013. He has over 30 years of Wall Street experience and valuable public company and financial expertise gained through his employment history and directorships. Prior to founding LSVM in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. Additionally, Mr. Eberwein served as a director of Novation Companies, Inc. (“Novation Companies”), a provider of outsourced health care staffing and related services, from April to March 2018; Crossroads Systems, Inc. (“Crossroads Systems”), an intellectual property licensing company, from June 2013 to May 2016; NTS, INC., a regional integrated communications provider, from 2012 to 2014; On Track Innovations Ltd., a developer of cashless payment technologies, from 2012 to 2014; AMERI Holdings, Inc. (“AMERI Holdings”), a specialized SAP® cloud, digital and enterprise solutions company, from May 2015 to August 2018; ATRM Holdings, Inc. (“ATRM Holdings”), a company manufacturing and supplying building materials and modular units, from January 2013 until September 2019, and Goldfield Corporation, a company specializing in electrical infrastructure construction , from 2012 to 2013. Additionally, he also serves on other private boards. The particular experience, qualifications, attributes, or skills that led our Board of Directors to conclude that Mr. Eberwein should continue to serve as a director of our Company include his expertise in finance and experience in the investment community.

On February 14, 2017, the SEC issued an order (Securities Exchange Act Release No. 80038) (the “Order”) finding that certain groups of investors failed to properly disclose ownership information during a series of five campaigns to influence or exert control over microcap companies, including the Company. The Order alleged violations of Section 13(d)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 13d-1thereunder, Section 13(d)(2) of the Exchange Act and Rule 13d-2(a) thereunder and Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by Mr. Eberwein and a hedge fund adviser headed by him, LSVM, mutual fund adviser Heartland Advisors, and another investor. Without admitting or denying the findings, they consented to the Order and agreed to cease and desist from committing any violations of the above-referenced Exchange Act provisions and civil penalties of $90,000 for Mr. Eberwein, $120,000 for Lone Star Value Management, $180,000 for Heartland Advisors, and $30,000 for the other investor. On February 24, 2020, the SEC issued an order (Securities Exchange Act

Release No. 5448) (the “Advisers Act Order”) relating to allegations, among other things, that LSVM failed to properly disclose certain specific transactions in advance and obtain client consent for these transactions prior to their completion, and that LSVM failed to implement certain written policies and procedures. The Advisers Act Order alleged violations of Section 206(3) and 206(4) of the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 206(4)-7 thereunder by Mr. Eberwein and LSVM. Without admitting or denying the findings, they consented to the Advisers Act Order and agreed to cease and desist from committing or causing any violations of the above-referenced Advisers Act provisions, for LSVM to be censured and to pay civil penalties of $25,000 for Mr. Eberwein and $100,000 for LSVM.

Todd Fruhbeis, 57, has served as a director since August 22, 2025. Mr. Fruhbeis served as a director of Star Operating Companies from July 1, 2024 to the Effective Time of the Merger, at which time he was elected to the Board of the Company. Mr. Fruhbeis has over 25 years of capital markets experience. In 2005, he joined HSBC to establish and lead a multi-asset class structured investment product business for the Americas, which went on to become a leading issuer of structured debt in the US and the top-ranked US Structured Products business for many years, as measured by Greenwich Associates. While at HSBC, he also managed the US Institutional Equity Derivatives sales team. Prior to his work in capital markets, Mr. Fruhbeis was a senior financial analyst at Harvard University. Mr. Fruhbeis has been an active real estate investor for 16 years with interests in over 40 real estate partnerships and investments throughout the US. His current investment portfolio is diversified over multi-family, office, industrial, and hospitality assets. From 2024 to August 22, 2025, he served on the Board of Directors of Star Operating Companies as a member of the Compensation and Governance committees and as Chair of the Audit committee. Mr. Fruhbeis earned a BBA in Finance from the University of Massachusetts summa cum laude in 1989, and an MBA in Finance from The Wharton School of the University of Pennsylvania in 1995.

Connia M. Nelson, 70, has served as a director since February 2019. Ms. Nelson was the Chief Human Resources Officer for LifeWay Christian Resources, a position that she held from September 2018 to May 2024, where she was responsible for human capital management including executive search, talent acquisition, employee experience, performance excellence, compensation, value-based culture, diversity, and employee engagement. Previously, Ms. Nelson was Lifeway’s Vice President – Human Resources from September 2016 until September 2018. Prior to that, Ms. Nelson served as the Senior Vice President – Human Resources at Verizon Communications. Ms. Nelson worked for Verizon Communications from May 2000 until June 2016, creating talent management strategies to acquire and retain top talent globally, improve succession, increase the employer brand, strengthen corporate culture, enhance diversity, deliver total rewards, accelerate employee engagement, manage employee relations and lead the Office of Business Ethics. Ms. Nelson has served as a member of the Board of Trustees for Post University of Waterbury, CT since 2004, where she currently serves on the academic committee and previously served as co-chair of the marketing committee. Ms. Nelson is a board member for Boulo Solutions, an organization providing flexible work solutions. Ms. Nelson also serves on the Musician Treatment Foundation board and The Refuge Center for Counseling board. Ms. Nelson holds a bachelor’s degree in business from Indiana State University and a master’s degree in organization management from Dallas Baptist University. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Ms. Nelson should continue to serve as a director of our Company include her extensive recruitment industry experience, human capital management experience and corporate business experience.

Jennifer Palmer, 46, has served as a director since August 22, 2025. Ms. Palmer served as a director of Star Operating Companies from July 1, 2024 to the Effective Time of the Merger, at which time she was elected to the Board of the Company. Ms. Palmer has over 15 years of small-to-mid-size company banking experience. She is the Founder and CEO of JPalmer Collective, a firm specialized in funding high-growth companies including women-led companies and consumer brands with a special focus on sustainability and inclusivity. She was also recently President of the Secured Finance Network (SFNet), the leading trade organization in the commercial finance industry. Ms. Palmer was previously CEO of Gerber Finance, where she grew the firm’s asset-based lending portfolio by more than 140% and achieved the firm’s second most profitable year in its 25-year history amid the COVID-19 pandemic. Ms. Palmer holds a Bachelor of Arts degree from Marist College and a Doctor of Law degree from Fordham University School of Law.

Louis Parks, 65, has served as a director since August 22, 2025. Mr. Parks served as a director of Star Operating Companies from July 1, 2024 to the Effective Time of the Merger, at which time he was elected to the Board of the Company. Mr. Parks has over 40 years of investment management and board experience. In addition to his position as a member of the Board of Directors at Star Operating Companies. since 2023, Mr. Parks is Managing Member, COO & CFO at Tyro Capital Management LLC, an equity hedge fund with just over $400 million in assets under management which utilizes a value-based investment approach. Previously, he was COO and CCO of Krensavage Asset Management LLC, Senior Managing Director & Head of Equities at CL King & Associates, and Senior Managing Director & Head of Equity Trading at Raymond James Financial. Mr. Parks currently serves on the boards of Sunroof Software Inc., a private company working on innovative SaaS solutions for optimizing customer experience, and Reliability Inc. (“Reliability”), a public company and provider of staffing solutions for a variety of industries. He also serves on a number of non-profit boards located in New York City. Mr. Parks holds Bachelor of Arts degrees from New York University and Columbia University, a Master of Arts degree from Columbia University, and a Master of Business Administration degree from Columbia Business School.

Robert G. Pearse, 66, has served as a director since November 2023. Mr. Pearse serves as a Managing Partner at Yucatan Rock Ventures, an investment and consulting firm, and has served in such position since 2012. Previously, Mr. Pearse served as Vice President of Strategy and Market Development for NetApp, Inc. (NASDAQ: NTAP), a publicly-traded computer storage and data management company, from 2005 to 2012; in various leadership positions at Hewlett-Packard Company (n/k/a HP Inc. (NYSE: HPQ)), a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions and services, from 1987 to 2004, including as Vice President of Strategy and Corporate Development from 2001 to 2004; and as Engagement Manager at PricewaterhouseCoopers LLP, a multinational professional services network of firms, from 1985 to 1986. Mr. Pearse previously served as a member of the board of directors of AMERI Holdings (n/k/a Enveric Biosciences, Inc., from 2015 to August 2018; Novation Companies from 2015 to April 2018; Crossroads Systems from 2013 to October 2017, including as Chairman of the Board from 2016 to October 2017; and Aviat Networks, Inc., a global supplier of microwave networking solutions, from 2015 to 2016. Mr. Pearse earned an M.B.A. in Finance and Strategy from the Stanford Graduate School of Business and a B.S. in Mechanical Engineering from the Georgia Institute of Technology. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Pearse should serve as a director of our Company include his significant experience serving as a corporate director, understanding of business development, corporate growth, marketing, consulting, and his specialized knowledge in technology.

Vote Required

Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). The seven nominees receiving the highest number of affirmative votes will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote. Shares of Company Common Stock represented by executed, but unmarked, proxy cards will be voted in favor of the election as directors of the persons named as nominees in this Proxy Statement; provided that, if you hold your shares of our Company Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each Company nominee for election has consented to be named in this proxy statement and agreed to serve as a director if elected. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Our Board of Directors unanimously recommends that the nominees identified above be elected as directors and urges you to vote “FOR” their election.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Of the seven directors currently serving on our Board of Directors, the Board of Directors has determined that Messrs. Fruhbeis, Parks, and Pearse and Mses. Drake (Chair), Nelson, and Palmer are independent directors under the independence standards of the Nasdaq Global Select Market. The Board of Directors has determined that all of the Compensation Committee and Audit Committee members are independent directors under the independence standards of the Nasdaq Global Select Market and SEC rules, and all of the Nominating and Governance Committee members are independent directors under the independence standards of the Nasdaq Global Select Market.

Board Committees

Our Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. Under the listing standards of the Nasdaq Global Select Market, the members of the Audit, Compensation, and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Eberwein is not eligible to serve on such committees. All directors receive materials for all Board committee meetings even if they do not serve, or are not eligible to serve, on the committee.

The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. We maintain a website at www.starequity.com and make available on that website, free of charge, copies of each of the charters for the Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee presently consists of Robert G. Pearse (Chair), Louis Parks, and Todd Fruhbeis, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and SEC rules. Our Board of Directors has determined that Mr. Pearse qualifies as an “audit committee financial expert,” as defined by the SEC. The Audit Committee held 5 meetings in 2025.

The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and of the independent registered public accounting firm;

•	the Company’s data privacy and cybersecurity risk exposure; and

•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Connia M. Nelson (Chair), Robert G. Pearse, and Jennifer Palmer, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and SEC rules. Our Compensation Committee members also qualified as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to years prior to 2019. The Compensation Committee held 6 meetings in 2025. None of the members of our Compensation Committee at any time in the past fiscal year has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2025. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or

Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the executive officers (including the Chief Executive Officer) and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices, and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity compensation plan.

The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant to the Compensation Committee since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting executive compensation and benefit programs;

•	guidance on overall compensation program structure and executive employment agreement terms; and

•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate Pay Governance LLC or any other compensation adviser. The Compensation Committee also evaluates Pay Governance LLC periodically. In addition, the Compensation Committee has the responsibility to consider the independence of Pay Governance LLC or any other compensation adviser before engaging the adviser. During 2025, the Compensation Committee reviewed the independence of Pay Governance LLC and the individual representatives of Pay Governance LLC who served as the Compensation Committee’s consultants pursuant to the requirements of Nasdaq and the SEC and the specific independence factors that the requirements cite and concluded, based on such review, that Pay Governance LLC’s work for the Compensation Committee does not raise any conflict of interest. In 2025, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described previously. Other than as described previously, management did not obtain any additional services from Pay Governance LLC in 2025.

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Jennifer Palmer (Chair), Connia M. Nelson, and Mimi K. Drake, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held 6 meetings in 2025.

The Nominating and Governance Committee assists to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by our stockholders;

•

identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;

•	identifying directors qualified to serve as Chair of the Board of Directors and recommending to the Board of Directors nominees for Chair of the Board of Directors; and

•	developing and recommending to the Board of Directors a set of corporate governance principles, including matters of:

•	Board of Directors organization, membership and function;

•	Board of Directors committee structure and membership;

•	succession planning for our Chief Executive Officer; and

•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial, and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us, including at least one director who has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if the election of such candidate would further the goals described above, the Nominating and Governance Committee considers all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. While we do not have a formal policy with regard to the consideration of diversity in identifying nominees, the current Board of Directors is 43% diverse (by race, gender, and ethnic diversity combined). Each Company nominee presented and approved by the Nominating and Governance Committee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes a director should possess the following minimum qualifications to be recommended by the Nominating and Governance Committee to the Board of Directors:

•

A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology, or public interest;

•	A director must have expertise and experience relevant to our business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying nominees, and, if a search firm is retained, the Nominating and Governance Committee provides the search firm with the criteria for the nominees as described above.

The Nominating and Governance Committee believes that the current composition of our Board of Directors provides a complementary mix of skills, experience, and backgrounds that are important in governing the Company. The Nominating and Governance Committee will continue to evaluate the Board of Directors’ composition on a periodic basis to ensure it reflects the appropriate mix of the foregoing and other factors.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described above.

Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).

Board Leadership Structure

We have separate positions of Chair of the Board of Directors and Chief Executive Officer. Our Chair of the Board is Mimi Drake, and our Chief Executive Officer is Mr. Eberwein. We believe this leadership structure helps to promote more effective governance and oversight of our Company by our Board of Directors and allows our Chief Executive Officer to focus on the execution of our Company’s strategy and operations.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our Company. Our Board of Directors and each Board committee have access to members of our management team and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chief Executive Officer does not serve on any Board committee.

The duties and responsibilities of our independent Chair include the following:

•	coordinating the activities of the independent directors and serving as a liaison between the independent directors and our Chief Executive Officer;

•	serving as the chair of meetings and executive sessions at which only the independent directors attend;

•

advising our Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;

•	jointly with the Compensation Committee, conducting an annual evaluation of the performance of the Chief Executive Officer and reporting to the Board of Directors the results of that evaluation;

•	in conjunction with the Chief Executive Officer, considering potential conflicts of interest of directors;

•	conducting, as appropriate, exit interviews of senior management upon resignation; and

•	recommending to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

We believe that our Board of Directors leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board of Directors leadership structure continues to serve the best interests of our Company and stockholders.

Risk Oversight

We recognize that the effective management of risk is key to achieving our objectives and the Audit Committee of our Board of Directors oversees our risk management process. We have in place a risk review process which identifies the principal risks that could impact our business and determines the mitigating actions required to ensure that these risks are controlled to an acceptable level. Our risk management process is coordinated by our Head of Internal Audit with our regional CEOs and their senior management teams having day-to-day responsibility for our risk management process. Our risk management process is supported by risk registers that are maintained at a regional level, and our Head of Internal Audit provides periodic updates to the Audit Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Head of Internal Audit reports directly to the Chair of the Audit Committee and provides periodic updates to the Audit Committee about risk management issues, particularly those regarding accounting and finance-related risks. We have identified cybersecurity as a critical part of the Company’s risk management activity. Our management team is responsible for oversight of cybersecurity risk and reports to the Board on cybersecurity risks and actions taken to mitigate those risks.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of our Board of Directors and Board committees and to set forth a common set of expectations as to how our Board of Directors and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our website at www.starequity.com. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.

Compensation Recovery Policy
In December 2016, our Board of Directors adopted a compensation recovery policy, effective January 1, 2017 and in effect until replaced by the Clawback Policy (as defined below) on November 29, 2023, pursuant to which certain incentive-based compensation received by our executive officers on the basis of financial results that are later restated may be subject to recovery. The incentive-based compensation subject to the policy includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, any measures that are derived wholly or in part from such measures, or stock price or total shareholder return.
On November 29, 2023, our Board of Directors adopted an Incentive-Based Compensation Clawback Policy, which was further amended on March 13, 2026 (“Clawback Policy”), which provides for the clawback of certain compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements. The Clawback Policy is a supplement to any other clawback policies in effect now or in the future at the Company. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation received during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.
Insider Trading Policy
Our Board of Directors has adopted an insider trading policy that applies to all of its officers, directors and employees. Officers, directors and employees are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities.
Meetings and Attendance
Our Board of Directors held 10 meetings in 2025. Each of the directors then serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors held in 2025 during the time they were on the Board, and the meetings held by each committee of the Board of Directors on which such director served during 2025.
Additionally, our directors are expected to attend our annual meeting of stockholders each year. At the 2025 Annual Meeting of Stockholders, all of our directors then serving were in attendance either in-person
or by teleconference.
Communications with Board of Directors
You may communicate with our Board of Directors by writing to our Corporate Secretary at Star Equity Holdings, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870. The Corporate Secretary will deliver this communication to the Board of Directors or the specified director, as the case may be, if they relate to appropriate and substantive corporate or Board of Directors matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board of Director’s consideration, will not be forwarded to the Board of Directors.
Policies and Procedures Regarding Related Person Transactions
Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $100,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

Related Party Transactions

As disclosed in the Registration Statement on Form S-4, which was declared effective by the SEC on July 22, 2025, and the Joint Proxy Statement/Prospectus filed with the SEC on July 23, 2025, Jeffrey Eberwein, the Company’s Chief Executive Officer and the holder of approximately 10% of Company Common Stock at the time of the Merger, was also a director and substantial stockholder of SOC. The number of shares of Company Common Stock issued in connection with the Merger represented in excess of 5% of the shares of the Company’s Common Stock outstanding immediately prior to the Merger, and stockholders of SOC immediately prior to the Merger held approximately 21% of the outstanding shares of the Company’s Common Stock following the consummation of the Merger. Mr. Eberwein continues to serve as Chief Executive Officer and remains a significant stockholder of the Company, holding approximately 27.4% of outstanding shares of the Company as of March 31, 2026, excluding warrants to purchase Star common stock.

Pursuant to the terms of the Merger, at the Effective Time, Mr. Eberwein received in exchange for his ownership interest in Star Operating Companies (i) 188,686 shares of Company Common Stock, (ii) 1,182,414 shares of Company Preferred Stock, (iii) warrants immediately exercisable into 49,450 shares of Company Common Stock, (iv) 1,415 restricted stock units each representing the right to receive, at settlement, one share of Company Common Stock, and (v) 1,720 restricted stock units each representing the right to receive, at settlement, one share of Company Preferred Stock.

On December 8, 2025, pursuant to a securities exchange agreement, Mr. Eberwein purchased from the Company, 287,631 shares of Company Common Stock, at a purchase price per share of Company Common Stock of $10.43, equal to the consolidated closing bid price of the Company Common Stock. In exchange for the purchased shares, Mr. Eberwein transferred 320,855 shares of Company Preferred Stock to the Company.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of our directors during 2025, other than Mr. Eberwein who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Mimi K. Drake	$13,125	$111,134	$—	$124,259
Todd Fruhbeis	$3,152	$65,000	$—	$68,152
Connia M. Nelson	$9,375	$96,143	$—	$105,518
Jennifer Palmer	$3,533	$65,000	$—	$68,533
Louis Parks	$3,152	$65,000	$—	$68,152
Robert G. Pearse	$13,125	$106,263	$—	$119,388

(1)

The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of share units granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(2)	There were no outstanding stock options for any of our directors as of December 31, 2025.

Retainer and Meeting Fees

Each non-employee director is entitled to receive an annual retainer of $25,000 paid in quarterly installments. The Chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional annual retainer of $25,000, $10,000 and $5,000, respectively, paid in quarterly installments, for serving as chair of such committee. Each director serving as a member on the Audit Committee, Compensation Committee, and Nominating and Governance Committee receives an annual retainer of $4,000, $2,500, and $2,500, respectively, paid in quarterly installments, for service on such committee. The Board Chair receives an annual fee of $25,000, paid in quarterly installments, for serving as the Chair of our Board of Directors. Beginning on August 22, 2026, all retainers are paid in cash, with the exception of the retainer paid in connection with the annual shareholder meeting as described below. Each non-employee director is entitled to receive $65,000 annually paid in share units as described below under “Director Deferred Share Plan.” Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board of Directors and Board committees.

Director Deferred Share Plan

Each quarter, the Company issues cash payments to each non-employee director for the quarterly portion of the annual retainer and the quarterly portion of the retainer for serving as a member or Chair of a Board committee. Also, on the date of our annual meeting of stockholders, each non-employee director is provided with a grant under the Director Deferred Share Plan with $65,000 of share units. All share units vest on the one-year anniversary of the date of grant. All share units are equivalent to one share of our Company Common Stock and are payable only in Company Common Stock issued under our 2009 Incentive Stock and Awards Plan.

Stock Ownership Policy

The Board of Directors considers ownership of our Company Common Stock to be an important factor in aligning the interest of our directors with those of our stockholders. Our Board of Directors has established a

Stock Ownership Policy for non-employee directors. The Stock Ownership Policy became effective January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our Company Common Stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board of Directors. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares are not included. The value of our Company Common Stock held by directors is measured annually using the greater of the value of our Company Common Stock on the date when the shares were vested or purchased and the value of our Company Common Stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director is deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements.

EXECUTIVE COMPENSATION

Executive Officers

Below is information regarding the backgrounds and experience of the Company’s Named Executive Officers and other executive officers.

Mr. Eberwein’s full biographical information is provided above under the heading “Nominees for Election at the Annual Meeting.”

Hannah Bible, 46, was appointed was appointed Chief Legal Officer at the Effective Time of the Merger. Prior to being appointed as our Chief Legal Officer, Ms. Bible served as Chief Legal Officer of Star Operating Companies.

Ms. Bible has over 20 years of combined legal and accounting experience across a variety of industries. Ms. Bible has served Star’s past and present subsidiaries, as in-house counsel, corporate secretary, CFO, and VP-Finance. Additionally, Ms. Bible has served on several public company and private boards. Ms. Bible previously served as CFO and controller to various non-profits and relief organizations, legal advisor to RRMS Advisors, a mortgage finance and servicing expert, a diplomatic advisor within the U.N. General Assembly to the Asian-African Legal Consultative Organization, and a risk, corporate governance and security advisor in the Middle East to family fund and institutional clients at International Consulting Group, Inc., a boutique strategy consulting firm. Ms. Bible was an Adjunct Professor within the International Tax and Financial Services program at Thomas Jefferson School of Law. Ms. Bible earned an LLM in Tax from New York University School of Law, a JD with honors from St. Thomas University School of Law, and a BBA in Accounting from Middle Tennessee State University.

Richard K. Coleman, Jr., 69, was appointed as our Chief Operating Officer at the Effective Time of the Merger. Prior to being appointed as our Chief Operating Officer, Mr. Coleman served as Star’s Chief Executive

Officer from April 2022 to the closing of the Merger and as Star’s Chief Operating Officer from January 2022 to March 2022. He also previously served as our Chairman from May 2014 to January 2022. Mr. Coleman was formerly the President, Chief Executive Officer, and director of Command Center, Inc., a provider of on-demand flexible employment solutions, from April 2018 to July 2019. He was the Principal Executive Officer of Crossroads Systems from August 2017 to March 2018, and Chief Executive Officer from March 2013 to August 2017. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has also served as an adjunct professor for Regis University’s graduate management program and as a guest lecturer for Denver University’s Pioneer Leadership Program, focusing on leadership and ethics. Mr. Coleman holds a Master’s degree in Business Administration from Golden Gate University and is a graduate of the United States Air Force Communications Systems Officer

School. He holds a Bachelor of Science Degree from the United States Air Force Academy and also has completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.

Matthew K. Diamond, 50, has served as Chief Accounting Officer of Star Equity Holdings, Inc. since September 2025. Prior to that position, he served as Chief Financial Officer of Hudson Global, Inc. starting in January 2020 with overall responsibility for the Company’s global accounting and finance functions. Prior to serving as Chief Financial Officer, Mr. Diamond served as the Company’s Vice President of Finance since January 2019 and was appointed principal financial officer in June 2019. Prior to joining the Company, Mr. Diamond served in a variety of finance and control roles at PepsiCo, Inc. from 2001 to 2018, including director roles in Financial Reporting, Financial Analysis, and Technical Accounting and Policy. Mr. Diamond is a CPA and began his career as a Supervisory Senior Auditor with Arthur Andersen LLP. Mr. Diamond earned a BBA in Public Accounting from Pace University, where he graduated with magna cum laude honors.

Shawn Miles, 33, was appointed Executive Vice President – Finance at the Effective Time of the Merger. Prior to such appointment, Mr. Miles was Senior Vice President – Finance & Strategy at Star Operating Companies, and Financial Analyst at Star.

Since August 2016 Mr. Miles has held various positions with Star Operating Companies. Mr. Miles manages a variety of corporate functions including mergers and acquisitions; investor relations; capital markets; banking and financing relationships, and financial planning and analysis. Mr. Miles previously worked as a Research Analyst at LSVM. In that role, he was responsible for securities analysis spanning various industry sectors and investment strategies. Mr. Miles holds a Master’s degree in Behavioral Economics and a Bachelor of Science in Applied Economics & Management, both from Cornell University.

Jacob “Jake” Zabkowicz, 43, has served as Global Chief Executive Officer, Hudson Talent Solutions, LLC since November 15, 2023, with overall responsibility for leading the Company’s global operations. He has extensive global leadership experience in talent acquisition, recruitment process outsourcing (RPO), and workforce solutions. Most recently, Mr. Zabkowicz served as Senior Vice President, Global RPO at Korn Ferry RPO, where he spent 10 years and was instrumental in building, scaling, and expanding the firm’s global RPO business across multiple regions and client segments. In this role, he was responsible for driving global growth initiatives, overseeing operational delivery, and supporting the development of long-term enterprise client partnerships. Prior to his time at Korn Ferry RPO, Mr. Zabkowicz served as Director, Solution Design and Implementation at Pinstripe (now Cielo), where he focused on the design, development, and implementation of customized RPO solutions for complex organizations. Mr. Zabkowicz holds a Bachelor of Business Administration in Risk Management from the University of Wisconsin.

Summary Compensation Table for Fiscal 2025 and 2024

The following table sets forth certain information concerning the compensation earned for 2025 and 2024 by our Chief Executive Officer, our two other most highly compensated executive officers for the fiscal year ended December 31, 2025, and one other officer who would have been among our two most highly compensated executive officers but was not serving as an executive officer at December 31, 2025. The persons named in the table are also referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary (4)	Stock Awards (5)	Option Awards (6)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (7)		Total
Jeffrey Eberwein,	2025	$328,082	$268,380	$—	$—	$10,500	(8)	$606,962
Chief Executive Officer (1)	2024	$400,000	$—	$—	$—	$10,350	(8)	$410,350
Richard K. Coleman, Jr.,	2025	$116,667	$45,000	$—	$90,000	$—		$251,667
Chief Operating Officer (2)		N/A

Name and Principal Position	Year	Salary (4)	Stock Awards (5)	Option Awards (6)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (7)		Total
Matthew Diamond,	2025	$265,890	$53,021	$—	$45,743	$8,001	(8)	$372,655
Chief Accounting Officer (3)	2024	$250,000	$100,011	$—	$50,000	$9,002	(8)	$409,013
Jacob “Jake” Zabkowicz	2025	$405,479	$667,000	$—	$483,000	$10,500	(8)	$1,565,979
Global Chief Executive Officer of Hudson Talent Solutions, LLC (9)	2024	$400,000	$1,000,000	$—	$350,000	$10,350	(8)	$1,760,350

(1)	Mr. Eberwein was appointed as Chief Executive Officer (principal executive officer) of our Company by the Board of Directors on April 1, 2018.

(2)	Mr. Coleman was appointed as Chief Operating Officer of our Company by the Board of Directors on August 22, 2025.

(3)

Mr. Diamond was appointed as Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer) of our Company by the Board of Directors on September 2, 2025. Mr. Diamond previously served as the Company’s Chief Financial Officer from January 1, 2020 and as Vice President of Finance since January 2019. He was appointed principal financial officer on June 30, 2019.

(4)	Represents amounts earned in the years shown, which may be paid subsequent to each respective year end.

(5)

The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock units granted for the relevant fiscal year.

(6)

The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year.

(7)

Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.

(8)	Consists only of our matching contributions under our 401(k) Savings Plan.

(9)

Mr. Zabkowicz was appointed as Chief Executive Officer of Hudson Talent Solutions, LLC by the Board of Directors on November 15, 2023, which was the Company’s sole operating division until the Effective Time of the Merger. Following the Merger, Star Talent Solutions became part of our Business Services segment, which was one of the Company’s four reportable segments, and Mr. Zabkowicz ceased to be an executive officer of the Company following the Merger.

Disclosure Regarding Summary Compensation Table

Executive Employment Agreements

Jeffrey E. Eberwein Employment Agreement

On December 8, 2025, we entered into an amended and restated executive employment agreement (“Eberwein Employment Agreement”) to the executive employment agreement, dated as of April 1, 2018, of the Company’s Chief Executive Officer, Jeffrey E. Eberwein. Pursuant to the Eberwein Employment Agreement, the Company continues to employ Mr. Eberwein as the Chief Executive Officer of the Company until December 31, 2026, with automatic, annual extensions for additional one-year terms.

The principle compensation components of the Eberwein Employment Agreement are: (i) Mr. Eberwein’s annual base salary of $500,000, subject to increase (but not decrease) from time to time by the Compensation Committee; (ii) Mr. Eberwein’s annual base salary may be paid, all or in part, in equity, subject to mutual written agreement of the Company and the Executive, to reflect that Mr. Eberwein’s base salary is currently being paid half in cash and half in equity grants as previously disclosed; (iii) in lieu of being eligible to receive a predetermined cash or restricted stock unit bonus, Mr. Eberwein will be eligible for a discretionary bonus as may be determined by the Compensation Committee and/or the Board from time to time, and in the case of awards of any restricted stock units as a bonus, if any, such equity shall vest 1/3 on the first anniversary of the date such bonus is granted (the “Bonus Date”), 1/3 on the second anniversary of the Bonus Date, and 1/3 on the third anniversary of the date of the Bonus Date; (iv) a removal of the obligation of the Company to provide any additional term of employment or severance payment in the event of a Change in Control (as defined in the Eberwein Employment Agreement); and (v) Mr. Eberwein is eligible for other benefits of employment comparable to other senior management of the Company.

In addition, under the Eberwein Employment Agreement, the Company has the right to terminate Mr. Eberwein’s employment at any time. If the Company terminates Mr. Eberwein’s employment with or without Cause (as defined in the Eberwein Employment Agreement), or does not renew Mr. Eberwein’s employment, or if Mr. Eberwein dies or if the Company terminates Mr. Eberwein’s employment as a result of Mr. Eberwein’s disability, or if Mr. Eberwein terminates his employment, then Mr. Eberwein or his estate will be entitled to receive, in certain cases subject to Mr. Eberwein executing a general release and waiver agreement and covenant not to sue, that portion of his base salary and other compensation and benefits (including, but not limited to, amounts properly submitted for reimbursement and accrued but unused vacation) earned, but unpaid through the date of termination.

See “Potential Payments Upon Termination or Change-in-Control—Executive Employment Agreements.”

Richard K. Coleman, Jr. Employment Agreement

Effective January 1, 2026, we entered into a new executive employment agreement (“Coleman Employment Agreement”), which replaces the executive employment agreement dated as of March 31, 2022, between Star Operating Companies, a wholly owned subsidiary of the Company and Richard K. Coleman, Jr., the Company’s Chief Operating Officer. Pursuant to the Coleman Employment Agreement, the Company will continue to employ Mr. Coleman as the President and Chief Operating Officer of the Company until December 31, 2026, with automatic, annual extensions for additional one-year terms.

The principle compensation components of the Coleman Employment Agreement are: (i) Mr. Coleman’s annual base salary will be in the amount of $450,000, subject to increase (but not decrease) from time to time by the Compensation Committee; (ii) Mr. Coleman will be eligible for a discretionary bonus as may be determined by the Compensation Committee and/or the Board from time to time; (iii) contingent on achievement of pre-established performance goals, as determined by the Board, and on Executive’s continued employment with the Company, Mr. Coleman shall also be eligible for restricted stock units as a bonus, such equity, if any, shall vest 1/3 on the first anniversary of the date such bonus is granted (the “Bonus Date”), 1/3 on the second anniversary of the Bonus Date, and 1/3 on the third anniversary of the date of the Bonus Date; (iv) no inclusion of the obligation of the Company to provide any additional term of employment or severance payment in the event of a Change in Control; and (v) Mr. Coleman is eligible for other benefits of employment comparable to other senior management of the Company.

In addition, under the Coleman Employment Agreement, the Company has the right to terminate Mr. Coleman’s employment at any time. If the Company terminates Mr. Coleman’s employment with or without Cause (as defined in the Coleman Employment Agreement), or does not renew Mr. Coleman’s employment, or if Mr. Coleman dies or if the Company terminates Mr. Coleman’s employment as a result of Mr. Coleman’s disability, or if Mr. Coleman terminates his employment, then Mr. Coleman or his estate will be entitled to receive, in certain cases subject to Mr. Coleman executing a general release and waiver agreement and covenant not to sue, that portion of his base salary and other compensation, including restricted stock units, and benefits (including, but not limited to, amounts properly submitted for reimbursement and accrued but unused vacation) earned, but unpaid through the date of termination.

Employment Offer Letter with Matthew K. Diamond

In connection with Mr. Diamond’s employment, the Company entered into an offer letter with Mr. Diamond on December 18, 2018 (the “Diamond Offer Letter”), which provides that Mr. Diamond is entitled to receive an annualized base salary of $200,000, payable in regular installments in accordance with the Company’s general payroll practices. This amount was increased to $225,000 effective January 1, 2020. In connection with Mr. Diamond’s appointment as Chief Financial Officer, his base salary was increased by the Compensation Committee to $250,000 effective April 1, 2022, and was subsequently increased by the Compensation Committee, effective September 9, 2025, to $300,000 per annum, upon his appointment as Chief Accounting Officer and the additional responsibilities bestowed upon him after the Merger.

Mr. Diamond is also eligible for a Corporate non-guaranteed potential target incentive and a grant of equity as determined by the Compensation Committee. Effective March 19, 2026, Mr. Diamond’s non-guaranteed potential target cash opportunity was set at $105,000 and the RSU opportunity at $60,000.

In accordance with the Diamond Offer Letter, Mr. Diamond’s employment can be terminated at will. Mr. Diamond is also entitled to vacation and other employee benefits in accordance with the Company’s policies.

Jacob “Jake” Zabkowicz Employment Agreement

Hudson Talent Solutions, LLC, a wholly owned division of the Company, entered into an Amended and Restated Executive Employment Agreement (the “Zabkowicz Employment Agreement”) with Jacob “Jake” Zabkowicz, effective November 13, 2025. Mr. Zabkowicz continues to serve as Global Chief Executive Officer.

The Zabkowicz Employment Agreement provides for a term ending on November 15, 2029, which will automatically renew for successive one-year terms unless either party provides written notice of non-renewal at least 30 days prior to the expiration of the then-current term.

Pursuant to the Zabkowicz Employment Agreement, Mr. Zabkowicz is entitled to an annual base salary of $450,000, which may be increased but not decreased during the term. He is also eligible to participate in the Company’s employee benefit plans, including paid vacation of not less than four weeks per year, and other benefits made available to similarly situated executives.

Beginning with the fiscal year ending December 31, 2026, Mr. Zabkowicz is eligible to earn an annual EBITDA-based bonus of up to $250,000 in cash and 15,000 shares of Company Preferred Stock, subject to the achievement of performance goals established by the Compensation Committee. He is also eligible, beginning with the same fiscal year, to earn a Gross Profit-based bonus of up to $250,000 in cash and 15,000 shares of Company Preferred Stock, contingent on the achievement of pre-established revenue-related performance targets. Any earned annual bonus is payable no later than March 15 of the following fiscal year, and the Company Preferred Stock issued in connection with these bonuses vests on the first anniversary of the applicable grant date.

In connection with the Zabkowicz Employment Agreement, the Company granted Mr. Zabkowicz an RSU award with a grant-date fair value of $667,000, which vests in equal annual installments over three years, together with a one-time cash bonus of $333,000.

The $333,000 cash bonus is subject to full or partial repayment if Mr. Zabkowicz resigns without Good Reason or is terminated for Cause prior to the first anniversary of the Zabkowicz Employment Agreement, with the repayment obligation decreasing thereafter in accordance with the terms of the Zabkowicz Employment Agreement.

Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year.

Effective September 9, 2025, the Compensation Committee of the Board of Directors of the Company approved an incentive compensation plan (the “2025 CEO/CAO Incentive Compensation Plan” for the Company’s Chief Executive Officer, Jeffrey E. Eberwein, and Chief Accounting Officer, Matthew K. Diamond, for the year ending December 31, 2025. Pursuant to the 2025 CEO/CAO Incentive Compensation Plan, the Committee removed the target cash opportunity for Mr. Eberwein and set the target cash opportunity at $105,000 for Mr. Diamond and set the target restricted stock unit opportunity at $650,000 and $60,000, respectively.

Payouts under the 2025 CEO/CAO Incentive Compensation Plan were based upon whether the Company in 2025 achieves EBITDA exceeding certain specified amounts.

The Committee also approved a modification to the 2025 Incentive Compensation Plan for other executives of the Company, which is designed to award such executives for achieving certain group and division objectives and provides for both equity and cash incentive opportunities. Pursuant to the amendments to the 2025 Incentive Compensation Program, the Compensation Committee determined (i) the Company’s Chief Executive Officer, Jeffrey E. Eberwein, shall receive a restricted stock unit (“RSU”) bonus of $268,380, (ii) the Chief Operating Officer Richard K. Coleman, Jr. shall receive a cash bonus of $90,000 and an RSU bonus of $45,000, (iii) the Chief Accounting Officer, Matthew K. Diamond shall receive a cash bonus of $45,743 and an RSU bonus of $53,021, and (iv) Jacob Zabkowicz, the Global Chief Executive Officer of Hudson Talent Solutions LLC (“HTS”), shall receive a cash bonus of $150,000 and no RSU bonus. Mr. Eberwein’s and Mr. Diamond’s RSU bonus was granted last year and this determination is based on the satisfaction of performance conditions of such grant. Mr. Coleman’s RSU bonus is a new grant. Each RSU grant will vest pursuant to its terms.

The Compensation Committee also adopted the 2026 executive incentive compensation plan (the “2026 Executive Incentive Compensation Plan”) for the Company’s executive officers, for the year ending December 31, 2026. The 2026 Executive Incentive Compensation Plan is designed to award such officers for achieving certain corporate objectives and provides for both equity and cash incentive opportunities. Pursuant to the 2026 Executive Incentive Compensation Plan, the Compensation Committee (i) set the target RSU opportunity at $650,000 for Mr. Eberwein, (ii) set the target cash opportunity at $225,000 and the RSU opportunity at $112,500 for Mr. Coleman, and (iii) set the target cash opportunity at $105,000 and the RSU opportunity at $60,000 for Mr. Diamond.

Payouts under the 2026 Executive Incentive Compensation Plan will be based upon whether the Company in 2026 achieves (i) operating company adjusted EBITDA exceeding certain specified amounts, (ii) certain corporate cost targets, (iii) investment division adjusted EBITDA exceeding certain specified amounts, and (iv) various qualitative objectives such as continuing expansion, improved financing structures, and support of operational companies performance.

The Compensation Committee also adopted the 2026 long-term incentive program (the “2026 LTIP”) for the Company’s executive officers and certain other employees, commencing on January 1, 2026, and ending on December 31, 2028. The 2026 LTIP is intended to incent long-term shareholder value creation. Payouts under the 2026 Executive Incentive Compensation Plan will be based upon whether the Company achieves increases in adjusted common shareholders’ equity book value exceeding certain specified amounts over the three-year period.

Restricted Stock Units

The grants of restricted stock units made to our named executive officers vest based on performance conditions and service time conditions, as described below under “Outstanding Equity Awards at December 31, 2025.” See “Potential Payments Upon Termination or Change-in-Control—Restricted Stock Agreements” for a description of the terms of the restricted stock units triggered upon a termination of the employment of a named executive officer or a change in control of our Company.

Stock Ownership Guidelines

The Board of Directors has established a Stock Ownership Policy for senior management, including our named executive officers, and it is intended to further align the interests of management and stockholders. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our Company Common Stock with a value equal to at least one time their respective base salaries. The Chief Executive Officer must own shares of our Company Common Stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account, and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units, and unvested restricted shares will not apply to the ownership level. The value of our Company Common Stock held by executives is measured annually using the greater of the value of our Company Common Stock on the date when the shares were vested or purchased and the value of our Company Common Stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the executive first met the requirements. As of December 31, 2025, the last measurement date for compliance with the Stock Ownership Policy, one of the named executive officers continuing in office had not met their respective stock ownership requirements, but is on track to do so within the five-year prescribed period.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, considering salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

Perquisites

We provide no perquisites to our named executive officers as a group, and in 2025, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer.

Impact of Tax Treatment on Compensation

As a result of changes made by the Tax Cuts and Jobs Act, starting with compensation paid in 2018, Section 162(m) of the Internal Revenue Code will limit us from deducting compensation, including performance-based compensation, in excess of $1 million paid to certain executive officers such as the chief executive officer, chief financial officer, or anyone who is among the three most highly compensated executive officers for any fiscal year.

In addition, Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

Outstanding Equity Awards at December 31, 2025

The following table sets forth information on outstanding restricted stock unit awards held by the named executive officers at December 31, 2025, including the restricted stock units that have not vested based on the closing market price for our Company Common Stock on December 31, 2025, the last business day of our fiscal year, of $11.25. No stock options or restricted stock were held by the named executive officers at December 31, 2025.

	Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Jeffrey Eberwein	03/25/2025	740		$8,325
	09/15/2025	8,918	(1)	$100,327
	01/24/2025	20,210		$227,363
Richard K. Coleman, Jr.	07/27/2023	1,161		$13,061
	11/8/2024	2,989		$33,626
	03/25/2025	2,946		$33,142
Matthew K. Diamond	05/29/2024	4,214		$47,407
	01/24/2025	3,993		$44,921
Jacob “Jake” Zabkowicz	11/15/2023	22,135		$249,019
	11/15/2024	47,150		$530,437
	11/15/2025	66,171		$744,424

		180,627		$2,032,052

(1)	Shares of Restricted Stock that were paid to Mr. Eberwein in lieu of salary, and vest on the first anniversary of the grant date.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation and certain financial performance of our Company for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table in previous years, as the SEC’s calculation method for this section differs from those required in the Summary Compensation Table.
Pay Versus Performance Table
The table below presents information on the compensation of our named executive officers in comparison to certain performance metrics for 2025 and 2024. The metrics are not those that the Compensation Committee of our Board uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table total values for the applicable years.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (4)	Average Compensation Actually Paid to non- PEO Named Executive Officers (5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (6)	Net Income (7)
2025	$606,962	$543,665	$730,100	$571,101	$49.71	$(6,656,691)
2024	$410,350	$373,799	$1,084,682	$806,378	$57.67	$(4,770,082)
2023	$409,900	$166,955	$890,931	$842,291	$68.45	$2,197,551

(1)	Data presented for our last three fiscal years in compliance with Item 402(v)(8).
(2)	Represents total compensation to Jeffrey Eberwein, who served as our Chief Executive Officer during 2025, 2024, and 2023.
(3)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Eberwein, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do

not reflect the actual average amount of compensation earned by or paid to Mr. Eberwein during the applicable year. The following adjustments were made to Mr. Eberwein’s total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

	Adjustment to Determine CAP for PEO
Fiscal Year	2023	2024	2025
Average Total from Summary Compensation Table	$409,900	$410,350	$606,962
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$—	$—	$(268,380)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$—	$—	$227,363
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(106,957)	$(4,990)	$(17,384)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(135,988)	$(31,561)	$(4,896)
Compensation Actually Paid	$166,955	$373,799	$543,665

(4)
Represents the total compensation to Jake Zabkowicz, Chief Executive Officer of Hudson Talent Solutions, Matt Diamond, Chief Accounting Officer of the Company, and Richard Coleman, who following the Merger, serves as our Chief Operating Officer of the Company.

(5)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Zabkowicz and Mr. Diamond in 2023 and 2024, and Mr. Zabkowicz, Mr. Diamond, and Mr. Coleman in 2025 as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Mr. Zabkowicz, Mr. Diamond, and/or Mr. Coleman during the applicable year. The following adjustments were made to the non-PEO
NEO total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

	Adjustments to Determine CAP for non-PEO NEO
Fiscal Year	2023	2024	2025
Average Total from Summary Compensation Table	$890,931	$1,084,682	$730,100
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(500,007)	$(1,100,011)	$(765,021)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$504,238	$1,000,452	$840,386
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(29,096)	$(109,673)	$(145,071)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(23,775)	$(69,072)	$(89,293)
Compensation Actually Paid	$842,291	$806,378	$571,101

(6)
As we have not paid Company Common Stock dividends, cumulative TSR is calculated by dividing $100 by the last closing price in 2022 to obtain a number of shares, and multiplying that number of shares by the closing price on the last trading day of the relevant measurement period.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Relationship Disclosure to Pay Versus Performance Table
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Cumulative TSR
The following chart sets forth the relationship between compensation actually paid to the PEO and the NEOs, compared to our cumulative TSR for each the years presented:

PEO and NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
TSR in Dollars
$80.00
$60.00
$40.00
$20.00
$0.00
2025
2024
2023
Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO Named Executive Officers
TSR

Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to the PEO and the NEOs, compared to our net income reported in our most recent
10-K
filings for each of the years presented:

PEO and NEO Compensation Actually Paid Versus Net Income
$1,000,000
$500,000
$0
Compensation Actually Paid
$5,000,000.00
$0.00
-$5,000,000.00
-$10,000,000.00
Net Income in Dollars
2025
2024
2023
Year
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO Named Executive Officers
Net Income (Loss)

Potential Payments Upon Termination or
Change-in-Control
We have entered into agreements and maintain plans that require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our Company. These agreements provide that a change in control of our Company will occur if, among other things, our stockholders approve the sale of substantially all of our assets.
The estimated amount of compensation payable to Mr. Eberwein in the event of a termination of employment or a change in control of our Company is listed in the table below, assuming that the termination and/or change in control of our Company occurred at December 31, 2025, the last business day of our fiscal year, and that our Company Common Stock is valued at $11.25, the closing market price for our Company Common Stock on December 31, 2025. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables.

Payments and Benefits to Jeffrey E. Eberwein (1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$336,015	$336,015	$—	$—	$336,015
Vesting of Stock Options	$—	$—	$—	$—	$—	$—

Total	$—	$336,015	$336,015	$—	$—	$336,015

(1)
The amounts set forth in the table above for Mr. Eberwein assume that: (i) for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock unit grants in 2025 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and (ii) legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

Payments and Benefits to Richard K. Coleman, Jr.
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$79,829	$79,829	$—	$—	$79,829
Vesting of Stock Options	$—	$—	$—	$—	$—	$—

Total	$—	$79,829	$79,829	$—	$—	$79,829

Payments and Benefits to Matthew K. Diamond
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason
Severance	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$—	$92,328	$—	$—	$92,328
Vesting of Stock Options	$—	$—	$—	$—	$—	$—

Total	$—	$—	$92,328	$—	$—	$92,328

Payments and Benefits to Jacob “Jake” Zabkowicz (1)
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason (1)	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason (1)
Severance	$—	$450,000	$—	$—	$—	$450,000
Health and Dental Insurance	$—	$—	$—	$—	$—	$—
Advisor Fees	$—	$—	$—	$—	$—	$—
Vesting of Restricted Stock	$—	$1,523,880	$1,523,880	$—	$—	$1,523,880
Vesting of Stock Options	$—	$—	$—	$—	$—	$—

Total	$—	$1,973,880	$1,523,880	$—	$—	$1,973,880

(1)

The amounts set forth in the table above for Mr. Zabkowicz assume that: (i) any RSUs described in the Employment Agreement which have not yet been granted under the Awards Plan as of the date of termination shall be deemed granted and fully vested, (ii) any RSUs described in the Employment Agreement that have already been granted under the Awards Plan as of the date of termination that remain unvested shall be deemed fully vested; and (iii) the equivalent of 1x of the executive’s base salary shall be payable in equal installments commencing on the first regular pay day after the termination of the Executive’s employment with the Company and on each regular pay day thereafter through the 12-month anniversary of the termination.

Executive Employment Agreements

Jeffrey E. Eberwein

The Eberwein Employment Agreement governs the terms of his employment as Chief Executive Officer through December 31, 2026, subject to automatic one-year renewals thereafter. The Eberwein Employment Agreement provides that the Company may terminate Mr. Eberwein’s employment at any time, and Mr. Eberwein may terminate his employment at any time.

If Mr. Eberwein’s employment terminates for any reason, including due to death, disability, termination by the Company with or without cause, non-renewal of the agreement, or voluntary termination by Mr. Eberwein, then, subject in certain cases to his execution of a general release and waiver of claims, Mr. Eberwein or his estate will be entitled only to receive his accrued but unpaid base salary and other earned compensation and benefits through the date of termination, including amounts properly submitted for reimbursement and accrued but unused vacation, in each case to the extent required under applicable law or Company policy. The Eberwein Employment Agreement does not provide for any severance payments or continuation of benefits following termination of employment.

The Eberwein Employment Agreement expressly removes any obligation of the Company to provide an additional term of employment, severance payments, or other termination-related benefits in connection with a change in control of the Company, other than previously granted but unvested RSUs which would vest in the event of a change of control and termination. Accordingly, the agreement does not provide for any enhanced payments, benefits, or protections upon a termination of employment following a change in control, and does not include any excise tax gross-up or parachute payment provisions.

Richard K. Coleman, Jr.

The Coleman Employment Agreement governs the terms of his employment as President and Chief Operating Officer through December 31, 2026, subject to automatic one-year renewals thereafter. The agreement provides that the Company may terminate Mr. Coleman’s employment at any time, and Mr. Coleman may terminate his employment at any time.

If Mr. Coleman’s employment terminates for any reason, including termination by the Company with or without cause, non-renewal of the agreement, death, disability, or voluntary termination by Mr. Coleman, then, subject in certain cases to his execution of a general release and waiver of claims, Mr. Coleman or his estate will be entitled only to receive his accrued but unpaid base salary and other earned compensation and benefits through the date of termination, including amounts properly submitted for reimbursement and accrued but unused vacation, in each case in accordance with applicable law and Company policy. The Coleman Employment Agreement does not provide for any severance payments or continued benefits following termination of employment.

The Coleman Employment Agreement does not require the Company to provide any additional term of employment, severance payments, or other termination-related benefits in the event of a change in control of the Company, and does not provide for any excise tax gross-up or parachute payment protections. Notwithstanding, previously granted but unvested RSUs which would vest in the event of a change of control and subsequent termination.

Matthew K. Diamond

The Diamond Offer Letter governs the terms of his employment as Chief Accounting Officer. Mr. Diamond’s employment can be terminated at will.

Jacob “Jake” Zabkowicz

The Zabkowicz Employment Agreement governs the terms of his employment as Global Chief Executive Officer. The Zabkowicz Employment Agreement provides that Mr. Zabkowicz is entitled to the following severance and other payments upon a termination of his employment under the circumstances described below.

If Mr. Zabkowicz’s employment is terminated due to his death or Disability, he will be entitled to receive his accrued but unpaid base salary and other accrued compensation and benefits through the date of termination, including any earned but unpaid bonus amounts, with any applicable annual cash bonuses calculated assuming achievement of 100% of the applicable performance targets (collectively, the “Accrued Amounts”). “Disability” is defined as Mr. Zabkowicz’s inability to perform his essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period. In the event of a termination due to Disability during fiscal year 2024, any EBITDA-based bonus and Gross Profit-based bonus payable to Mr. Zabkowicz would not have been subject to proration.

If Mr. Zabkowicz’s employment is terminated by the Company without Cause, if the Zabkowicz Employment Agreement is not renewed in accordance with its terms, or if Mr. Zabkowicz resigns for Good Reason, then, in addition to the Accrued Amounts and subject to his execution and non-revocation of a customary release of claims in favor of the Company, Mr. Zabkowicz will be entitled to receive a pro-rated portion of his annual EBITDA-based cash bonus and Gross Profit-based cash bonus for the fiscal year in which the termination occurs, calculated assuming achievement of 100% of the applicable performance targets; provided that no proration would apply if such termination occurred during fiscal year 2024. Subject to the same release requirement, Mr. Zabkowicz would also be entitled to (i) the deemed grant of any restricted stock units required to be granted to him pursuant to the Zabkowicz Employment Agreement and immediate vesting in full of all unvested restricted stock units outstanding as of the termination date, (ii) a cash severance payment equal to 1 times his then-current base salary, payable in equal monthly installments over the 12-month period following the termination date, and (iii) reimbursement of applicable COBRA premiums for continued health coverage for the same period.

“Good Reason” is defined in the Zabkowicz Employment Agreement to include (i) a material reduction in Mr. Zabkowicz’s authority, duties, or responsibilities such that he no longer serves as Global Chief Executive Officer, (ii) a material reduction in his base salary or material reduction in benefits, subject to certain exceptions, or (iii) a material breach of the Zabkowicz Employment Agreement by the Company.

If Mr. Zabkowicz’s employment is terminated for Cause, he will be entitled only to the Accrued Amounts. “Cause” is defined in the Zabkowicz Employment Agreement to include, among other things, (i) Mr. Zabkowicz’s willful failure to perform his duties in any material respect that is not cured within a specified notice period, (ii) acts of dishonesty or willful misconduct with respect to the Company, (iii) conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving dishonesty or fraud, (iv) repeated refusal to perform the reasonable and lawful instructions of the Board of Directors, (v) a material breach of the Zabkowicz Employment Agreement or related restrictive covenant agreements, (vi) failure to confirm compliance with the Company’s Code of Business Conduct and Ethics following written notice, or (vii) violation of applicable non-competition, non-solicitation, non-disclosure or confidentiality obligations.

Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock granted before November 6, 2015, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. For awards of restricted stock granted beginning on November 6, 2015, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. “Change in control” in the Restricted Stock Agreements has the same meaning as discussed under “Executive Employment Agreements.”

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep our confidential information confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination.

8,918 shares of restricted stock were held by our named executive officers at December 31, 2025.

Restricted Stock Unit Agreements

When we make grants of restricted stock units to our executive officers, including the named executive officers, we enter into Restricted Stock Unit Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our Company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the restricted stock units that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the restricted stock units that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock units will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock units granted beginning on March 10, 2016, effective upon a change in control of our Company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the restricted stock units will fully vest and the restrictions imposed upon the restricted stock units will be immediately deemed to have lapsed. “Change in control” in the Restricted Stock Units Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

The restricted stock units set forth in the tables above include the value attributable to unvested restricted stock units held by our named executive officers, valued at the closing market price of our Company Common Stock on December 31, 2025, the last business day of our 2025 fiscal year.

As a condition to the grant of the restricted stock units, the Restricted Stock Units Agreements provide that the executive officer will agree to keep our confidential information confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination.

180,627 restricted stock units were held by our named executive officers at December 31, 2025,

Stock Option Agreements

No stock options were granted to employees in 2025 and no stock options were held by our named executive officers at December 31, 2025.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2025.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by stockholders – Common Stock:
2009 Incentive Stock and Awards Plan – Common Stock			337,245	(1)

Total – Common Stock			337,245

(1) Excludes 259,751 shares of unvested restricted Company Common Stock previously granted under the Star Equity Holdings, Inc. Long Term Incentive Plan and 2009 Incentive Stock and Awards Plan.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by stockholders – Preferred Stock:
2009 Incentive Stock and Awards Plan – Preferred Stock			170,320

Total – Preferred Stock			170,320

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Our compensation policies and practices (discussed below) do not encourage the taking of excessive or inappropriate risks for several reasons. Our compensation policies and practices include:

•	Targeting median market levels for comparable companies when setting salaries;

•	Capping cash bonus payments, except in extremely rare cases, and determining cash bonus payments using objective and subjective criteria;

•	Granting equity awards with service, and usually performance, vesting requirements;

•	Maintaining stock ownership guidelines for our executive officers;

•	Maintaining a compensation recovery policy for our executive officers that provides our Company with authority to recoup certain compensation in the event of a financial restatement; and

•	Offering only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to achieve strong results for our Company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our Company and stockholders.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Audit Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Audit Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market and the SEC. Our Board of Directors has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, Wolf & Company, P.C. (“Wolf”), is responsible for performing an independent audit of the consolidated financial statements for the fiscal year ended December 31, 2025. Wolf was also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 and management’s assessment of internal control over financial reporting as of December 31, 2025, with our management and has discussed with Wolf the matters required to be discussed by Auditing Standard No. 1301 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, Wolf has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed their independence with Wolf.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, in the “Executive Compensation” section of the proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Executive Compensation” section of the proxy statement discloses information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in this section when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors, and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory, and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions:

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at median market levels for comparable companies:

•	Targeting base salaries at median market levels for comparable companies, and

•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median market performance.

•	Linking the vesting of most restricted stock and restricted stock unit awards to our financial performance as described in the proxy statement.

•

Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.

•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.

•	Using a form of agreement for equity awards that provides for double-trigger, not single-trigger, vesting upon a change in control of our Company.

•	Adopting a compensation recovery policy for our executive officers that provides our Company with authority to recoup certain compensation in the event of a financial restatement.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our Company Common Stock.

Vote Required

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. Shares of Company Common Stock represented by executed, but unmarked, proxies will be voted ”FOR” the approval of the compensation of our named executive officers as disclosed in the proxy statement. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal.

While the law requires this advisory vote, the vote will neither be binding on us, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, the Board, or the Compensation Committee. However, the views of our stockholders are important to us, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Proxy Statement.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed Wolf & Company, P.C. (“Wolf”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. Our Board of Directors is seeking stockholder ratification of the appointment of Wolf as our independent registered public accounting firm for our fiscal year ending December 31, 2026. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Wolf are expected to be available to answer appropriate questions from stockholders at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, during the Annual Meeting.

Fees Paid for 2025 and 2024

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Wolf for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and December 31, 2024, and fees billed for other services rendered by Wolf during those periods.

	2025	2024
Audit fees (1)	$1,109,074	$628,000
Audit-related fees (2)	35,000	32,500
Tax fees (3)	15,000	—
All other fees (4)	—	—

Total fees	$1,159,074	$660,500

(1)

Audit fees consist of the aggregate fees billed for professional services rendered by Wolf in 2025 and 2024 for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international).

(2)	Audit-related fees consist of audit services of the Star Equity Holdings, Inc. 401(k) Savings Plan (formerly the Hudson Global, Inc. 401(k) Savings Plan) by Wolf.
(3)	Tax fees consist of professional services rendered by Wolf relating to filing of pre-acquisition related tax returns.
(4)	All Other Fees consist of fees for services other than the services reported above.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Wolf, and all such services were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chair of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or the Chair of the Audit Committee must the Audit Committee or the Chair of the Audit Committee give prior approval for the additional cost. The Chair of the Audit Committee reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chair of the Audit Committee with a description of each specific audit or non-audit service to be rendered and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of Wolf as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Shares of Company Common Stock represented by executed, but unmarked, proxy cards will be voted “FOR” the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as a non-binding indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s and its stockholders’ best interest.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Wolf as independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2026.

OTHER MATTERS

Stockholder Proposals

The Company anticipates holding its 2027 Annual Meeting of Stockholders on or about May 14, 2027. If that date changes significantly, the Company will disclose appropriately. The Company has provided the deadlines below in expectation of holding the 2027 Annual Meeting of Stockholders on such date. Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be delivered to our Corporate Secretary at our office located at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870 by December 31, 2026. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2027 Annual Meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under our By-Laws, if we do not receive notice of a stockholder nomination or proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2027 Annual Meeting, but do not intend to include in our proxy statement for such meeting) by March 16, 2027, then the notice will be considered untimely and we will not be required to present the proposal at the 2027 Annual Meeting. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended. For the Company’s 2027 Annual Meeting of Stockholders, stockholders must provide the notice required by Rule 14a-19 no later than March 28, 2027, which is 60 calendar days prior to the anniversary of the Company’s 2026 Annual Meeting of Stockholders held on May 27, 2026. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, stockholders must provide notice by the later of (i) 60 calendar days prior to the date of the 2027 Annual Meeting or (ii) the tenth calendar day following the day on which public announcement of the date of the Annual Meeting is first made.

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the Annual Meeting, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and any additional solicitation material furnished to the stockholders. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. Copies of the solicitation materials will be furnished to brokers, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Although there is no formal agreement to do so, we may reimburse such brokers, banks and other nominees for their reasonable expenses in communicating with the persons for whom they hold our Company Common Stock. We have retained InvestorCom, LLC to aid in the solicitation at an estimated cost of $7,500 plus reimbursable out-of-pocket expenses.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law §262, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to any of the proposals to be presented at the annual meeting, and the Company will not independently provide stockholders with any such right.

Stockholders Sharing the Same Address

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing to Corporate Secretary, Star Equity Holdings, Inc., 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870 or calling (203) 489-9500.

By Order of the Board of Directors
STAR EQUITY HOLDINGS, INC.

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein
Chief Executive Officer

Old Greenwich, Connecticut

April 30, 2026

STAR EQUITY HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS – May 27, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Star Equity Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey E. Eberwein and Matthew K. Diamond, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held on May 27, 2026 at 10:00 A.M., local time, at the offices of the Company located at 53 Forest Avenue, Suite 101, Old Greenwich, Connecticut 06870, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board recommends a vote FOR the election of all of the listed nominees in Proposal 1 and FOR Proposals 2 and 3.

Universal Proxy Notice: Under Rule 14a-19 under the Securities Exchange Act of 1934, as amended, stockholders are permitted to vote for any combination of the Company’s director nominees and any other duly nominated director candidates on a single proxy card.

1. Election of nominees named below to the Board of Directors of the Company.

☐ FOR ALL NOMINEES.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐ FOR ALL EXCEPT

(See instructions below)

Nominees:	☐	Mimi K. Drake
	☐	Jeffrey E. Eberwein
	☐	Todd Fruhbeis
	☐	Connia M. Nelson
	☐	Jennifer Palmer
	☐	Louis Parks
	☐	Robert G. Pearse

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

Rule 14a-19 Solicitation Requirements: Stockholders soliciting proxies in support of director nominees other than the Company’s nominees must comply with Rule 14a-19 under the Securities Exchange Act of 1934. Failure to comply with Rule 14a-19 may result in the Company disregarding any proxies solicited in support of such nominees.

2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the appointment of Wolf & Company, P.C. as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2026.

FOR ☐	AGAINST ☐

This proxy may be revoked prior to the time it is voted by delivering to the Corporate Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

See reverse side for additional instructions

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD

AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE:
(Signature of Stockholder)
DATE:
(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.